Exhibit 5.1

DLA Piper LLP (US) 500 Eighth Street, NW Washington, DC 20004 www.dlapiper.com T 202.799.4000 F 202.799.5000

June 10, 2013

Erickson Air-Crane Incorporated

5550 SW Macadam Avenue, Suite 2000

Portland, Oregon 77239

RE:         Erickson Air-Crane Incorporated, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Erickson Air-Crane Incorporated, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 10, 2013. The Registration Statement relates to the proposed offering and sale from time to time of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) (i) by the Company of up to 4,000,000 shares of Common Stock (the “Primary Shares”) and (ii) by certain selling stockholders (the “Selling Stockholders”) of up to 5,602,970 shares of Common Stock (the “Selling Stockholder Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, and other instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. When the Registration Statement becomes effective under the Act, the Primary Shares, when issued and sold by the Company as contemplated by the Registration Statement, and delivered by the Company against receipt of the purchase price therefor, will be validly issued, fully paid and non-assessable; and

2. The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

Erickson Air-Crane, Incorporated

June 10, 2013

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)